Exhibit 99.1

CLS Holdings USA Receives a Notice of Allowance from the U.S. Patent Office For its Proprietary Extraction and Conversion Methodology

Opens the door for licensing opportunities

Las Vegas, NV -- (Accesswire) – January 3, 2018 – CLS Holdings USA, Inc. (OTCQB: CLSH)  “CLS,” a development stage diversified cannabis company operating as Cannabis Life Science, is pleased to announce that it has received a notice of allowance from the U.S. patent office for its proprietary extraction and conversion methodology.

The proprietary extraction process differs from others that typically use ethanol, supercritical CO2 or butane. The resulting finished product is cleaner and provides for more Delta 9 THC. The Company intends to deploy its proprietary extraction and conversion technology upon completion of its pending acquisition of Oasis Cannabis. Additionally, the Company will look to license its patented extraction process.

Jeff Binder, Chairman and CEO of CLS, stated, “Extraction is a very important and valuable process as the quality and value of the finished product is largely impacted by the quality of its extraction. We are focused on increasing yields and the quality of yields and feel our process gives us a major leg up relative to others in the industry. We have dedicated considerable amounts of resources to this endeavor and to receive this allowance from the US patent office is a milestone for the company. I am truly appreciative of all the efforts and contributions of our team and wish to personally thank our chief scientist and co-founder, Ray Keller”.

Oasis Cannabis is a fully integrated cannabis operation in Nevada. Las Vegas-based Oasis Cannabis’ (http://oasiscannabis.com) operations include a grow, extraction, conversion and processing facility, and a retail dispensary. CLS has now executed a definitive agreement to acquire the Oasis Cannabis companies. A non-refundable cash deposit has been paid by CLS. The closing of the transaction, which is subject to the satisfaction of conditions, is expected to occur in the first quarter of 2018.

About Oasis Cannabis (http://oasiscannabis.com)
Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. The company recently commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products in August 2017. An expansion of its cultivation and production facility is currently underway and is expected to be completed during the second quarter of 2018.

Disclaimer
CLS Holdings USA has entered into a definitive agreement to acquire Oasis Cannabis, which is expected to close in the first quarter of 2018. See CLS Holdings USA’s filings with the SEC for additional details.

About CLS Holdings USA
CLS Holdings USA, Inc. (OTCQB: CLSH) plans to become a diversified cannabis company and is shifting its corporate strategy to becoming a fully licensed integrated cannabis producer and retailer in Nevada and other western states. Its strategy and business model will be similar to Canopy Growth (WEED.TO), Aurora Cannabis (ACB.TO) and GB Sciences (GBLX).

CLS stands for "Cannabis Life Sciences," in recognition of the Company's patent pending proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

Twitter: @CLSHusa

Forward Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to whether certain transactions will be completed, the terms of such transactions, the descriptions of the companies and the business that any potential target companies could bring to CLS Holdings. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance and we cannot guaranty that the proposed transactions described in this press release will occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. CLS Holdings USA has entered into a definitive agreement to acquire Oasis Cannabis, which is expected to close in the first quarter of 2018. See CLS Holdings USA filing with the SEC for additional details.

Contact Information
Corporate:
Chairman and CEO
Jeff Binder
jeff@clsholdingsinc.com
888-438-9132

Investors:
Hayden IR
CLSH@haydenir.com
917-658-7878